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                                                                   EXHIBIT 10.26




                         VALUE ADDED RESELLER AGREEMENT



                              TALARIAN CORPORATION



                            NORTHERN TELECOM LIMITED



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MEMORANDUM OF AGREEMENT effective from the 17th day of December, 1993.


BY AND BETWEEN:

        TALARIAN CORPORATION, a corporation duly incorporated under the laws of California, with offices at 444 Castro Street, Suite 140, Mountain View, California 94041, United States of America (hereinafter referred to as "Talarian"),


AND:

        NORTHERN TELECOM LIMITED, a corporation duly incorporated under the laws of Canada, having its executive offices at 3 Robert Speck Parkway, Mississauga, Ontario, Canada L4Z 3C8, for itself and its Subsidiaries (individually and collectively hereinafter referred to as "Northern Telecom").


WHEREAS Talarian is in the business of developing and marketing proprietary advanced software products, having a commercial name RTworks(TM), for the performance of intelligent real-time monitoring, analysis, display, and control of complex systems; and

WHEREAS Northern Telecom wishes to acquire, and Talarian desires to grant Northern Telecom, a right and license to develop applications using Talarian's RTworks and distribute such applications incorporating run-time versions of RTworks under the terms and conditions of this Agreement.


NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES HEREINAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:




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                         VALUE ADDED RESELLER AGREEMENT


1.      DEFINITIONS:

        "Applicable Price List" shall mean Talarian's published U.S. price list document effective at the Effective Date and attached hereto as Schedule A and made a part hereof or as modified pursuant to the provisions of
        Article 5.1.

        "Critical Problem" shall mean any problem, bug or error caused by a defective RTworks Software Product which causes such RTworks Software Product to stop functioning.

        "Contractor" shall mean a third party contracted by Northern Telecom to develop for the benefit of Northern Telecom a NT System using the RTworks Development System.

        "Distribute" and "Distribution" shall mean Northern Telecom's, a Manufacturing Licensee's or a Distributor's shipment or transmission of a NT System to its customers or Northern Telecom's, a Manufacturing Licensee's or a Distributor's use of a NT System within its premises for end user purposes.

        "Distributor" shall mean a third party entity, other than a Manufacturing Licensee, who enters into an agreement with Northern Telecom, a Manufacturing Licensee or a Distributor to lease, (except for RTworks Runtime Application which is sublicensed) sell, sublicense or Distribute NT Systems.

        "End User" shall mean a third party licensed to use a NT System in the Territory.

        "Effective Date" shall mean the date first above mentioned.

        "Knowledge Base" shall mean the application specific instructions, rules and objects written by Northern Telecom and which through use of a RTworks Development System are incorporated within a RTworks Runtime Application.

        "Manufacturing Licensee" shall mean a third party entity who enters into an agreement with Northern Telecom or any of its Subsidiaries to manufacture and Distribute NT Systems.

        "Minor Problem" shall mean any problem, bug or error caused by a defective RTworks Software Product and which is not a Critical Problem or a Serious Problem.

        "Northern Telecom Application Program" shall mean software created by Northern Telecom other than by the use of a RTworks Development System or obtained from sources other than Talarian which when combined with a RTworks Runtime Application shall constitute a complete deliverable and executable application as part of a NT System.

        "NT System" shall mean a telecommunications system of a Type listed in Schedule B attached hereto and made a part hereof, consisting in part of either:


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        (a)    software which includes a RTworks Runtime Application and
               Northern Telecom Application Program; or

        (b) commercially available computing platforms for which Talarian commercially provides RTworks Software Products, such platforms having one or more CPUs, software which includes a RTworks Runtime Application and a Northern Telecom Application Program, and associated peripherals;

        such telecommunications system being developed by or for Northern Telecom or in modified or unmodified form by or for a Manufacturing Licensee, and Distributed, leased, sublicensed or (except for RTworks Runtime Application which is sublicensed) sold by Northern Telecom, a Manufacturing Licensee, or a Distributor under Northern Telecom's or a Manufacturing Licensee's name.

        "RTworks Development System" shall mean a copy of all or any portion of Talarian's proprietary product generally known as RTworks, and certain tools and means which Talarian may provide to Northern Telecom from time to time, RTworks Documentation and other associated documentation for such product, and all Updates, enhancements and evolutions of such product and its associated tools and means and associated documentation, under whatever name, in object code form, which enable a user to develop an application using such product and generate executable copies of such an application. The RTworks Development System is more fully described in the Specifications.

        "RTworks Documentation" shall mean the documentation, whether provided in printed form or on machine-readable media, which is generally provided by Talarian to its licensees in conjunction with and in support of the RTworks Development System, including all modifications, revisions and enhancements to such documentation.

        "RTworks Runtime Application" shall mean the executable copy of an application developed by Northern Telecom using a RTworks Development System. The RTworks Runtime Application consists of portions of software included with and generated by a RTworks Development System and also includes Knowledge Base but specifically excludes the Northern Telecom Application Program and those portions of a RTworks Development System which are necessary to enable a user to develop, generate or modify a RTworks Runtime Application.

        "RTworks Software Product" shall mean the RTworks Development System and RTworks Runtime Application but shall specifically exclude Knowledge Base and Northern Telecom Application Program(s).

        "Serious Problem" shall mean any problem, bug or error caused by a defective RTworks Software Product which seriously impacts the operation of such RTworks Software Product without causing it to stop operating.

        "Specification(s)" shall mean Talarian's published specifications for a particular release of RTworks Software Products.


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        "Sublicense Agreement" shall mean a license agreement form providing terms and conditions substantially similar to those listed in Schedule C attached hereto and made a part hereof.

        "Subsidiary" shall mean any corporation or company in which Northern Telecom Limited directly or indirectly owns and controls, and continues to own and control, more than fifty percent (50%) of the shares entitled to elect the Board of Directors.

        "Technical Support" shall mean technical support Talarian provides to Northern Telecom under the terms and conditions as set forth in Article 7 and Schedule D attached hereto and made a part hereof.

        "Term" shall mean the period extending ten (10) years from the Effective Date.

        "Type" shall mean, in respect of NT Systems, a category of NT Systems, definitions of which are given in Schedule B attached hereto and made a part hereof, each category comprising an original NT System and all enhancements, modifications and other evolutions thereof.

        "Update" shall mean one (1) copy of all published revisions and corrections to the printed documentation and one (1) copy of corrections and new releases of each of the RTworks Software Products obtained by Northern Telecom from Talarian pursuant to the provisions of this Agreement provided that such new releases are not designated as new products for which Talarian charges separately.


2.      GRANT OF LICENSES

        2.1 Talarian grants to Northern Telecom a personal, non-exclusive, non-transferable, worldwide license:

               (a) to use the RTworks Development Systems, at the license fee set forth in Schedule E attached hereto and made a part hereof, solely in connection with Northern Telecom's development, modification, testing, Distribution, and provision of technical support for NT Systems;

               (b) to make and, directly or indirectly through Distributors, Distribute copies of RTworks Runtime Applications to End Users (pursuant to a Sublicense Agreement) solely when incorporated within a NT System;

               (c) to use RTworks Runtime Applications incorporated into NT Systems, at no license fee, solely to demonstrate to Northern Telecom's potential customers the features of a NT System;

               (d) to incorporate portions of RTworks Documentation in Northern Telecom's NT System documentation provided Northern Telecom properly incorporates and references Talarian's copyrights in such documentation;


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               (e)    to authorize its End Users to copy RTworks Runtime
                      Applications for deployment within the End User's telecommunications networks provided Northern Telecom contractually or technically limits the rights of its End Users to copy and use such RTworks Runtime Applications only in connection with NT Systems and Northern Telecom pays and reports royalties to Talarian based on the Type of NT System basis. In the event any technical use limitation code becomes available from Talarian for use by Talarian's general customer base, the Parties shall negotiate in good faith to determine whether to incorporate any such code in RTworks Runtime Systems as part of NT Systems;

               (f) to make copies of and Distribute Updates to its End Users who have a NT System;

               (g) to sublicense Manufacturing Licensees within the scope of the licenses granted in preceding sub-paragraphs (a) through (f).

        2.2 Northern Telecom may provide access to the RTworks Development System to its Contractors for such Contractors' use in developing NT Systems for Northern Telecom, provided such use is exclusively for Northern Telecom in connection with work called for in written agreements between Northern Telecom and such Contractors which shall require that:

               (a) any claim, demand or right of action arising on behalf of a Contractor from the provision of access to it or use by it of a copy of the RTworks Development System shall be solely against Northern Telecom;

               (b) a Contractor shall incur the same responsibilities and obligations and other restrictions pertaining to the use of copies of the RTworks Development System as those incurred by Northern Telecom under this Agreement.

               Northern Telecom shall enter into a written agreement with a Contractor before or at the time Northern Telecom provides access to a copy of the RTworks Development System to such Contractor.

        2.3 Northern Telecom may at any time while this Agreement is in effect request in writing the addition of further Types of NT Systems to the Types in respect of which licenses are granted hereunder and such request shall not unreasonably be refused by Talarian. The addition of further Types shall thereupon be made by the substitution for then current Schedule B of revised Schedule B mutually agreed to and signed by duly authorized representatives of the Parties.


3.      LICENSE EXCLUSIONS

        3.1 Except as expressly provided herein, Northern Telecom shall make no other use or Distribution of the RTworks Development Systems or RTworks Runtime Applications.


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        3.2    Northern Telecom warrants that it will not, without the prior written consent, if required, of the U.S. Department of Commerce, export directly or indirectly the RTworks Development Systems or RTworks Runtime Applications to any prohibited country specified in the then current U.S. Department of Commerce Export Administration Regulations.


4.      LICENSE TO USE TALARIAN'S TRADEMARKS AND TRADENAMES

        4.1 Northern Telecom may use Talarian's tradenames and trademarks which relate to the RTworks Development Systems solely in connection with Northern Telecom's distribution of marketing materials associated with this Agreement, provided Northern Telecom clearly identifies Talarian's ownership of such tradenames or trademarks and provided further that Northern Telecom abides by Talarian's guidelines in this respect. A list of such tradenames and trademarks is attached hereto as Schedule F and made a part hereof and the associated guidelines document is attached hereto as Schedule G and made a part hereof. Talarian may at any time request an amendment to Schedule F and/or Schedule G by providing a written notice to Northern Telecom and such request shall not unreasonably be refused by Northern Telecom. Such amendment shall thereupon be made by the substitution for the then current Schedules F and/or G of revised Schedules F and/or G mutually agreed to and signed by duly authorized representatives of the Parties.


5.      ROYALTIES AND FEES

        5.1 In the event Talarian publishes a revised U.S. price list, Talarian shall provide a copy of such price list to Northern Telecom and such price list shall become the Applicable Price List from the date of receipt by Northern Telecom provided that:

               (a) in the event the new Applicable Price List includes products in the old Applicable Price List with the addition of bug fixes and minor enhancements and improvements, then the percentage increase in the prices between the old Applicable Price List and the new Applicable Price List shall not at any time exceed the cumulative percentage increase in the Unadjusted Consumer Price Index (UCPI), published by the Bureau of Labor Statistics, U.S. Department of Labor between the dates of the most recent price increase (or the Effective Date of this Agreement, whichever is later) and the date of receipt by Northern Telecom of the new Applicable Price List; and

               (b) in the event the new Applicable Price List includes existing products with major enhancements and improvements, then Northern Telecom shall have the right to exercise its rights hereunder using the version of the RTworks Software Products and the fees, for such products, based on the old Applicable Price List.


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        5.2    For each copy or partial copy of a RTworks Runtime Application
               Distributed by Northern Telecom, a Manufacturing Licensee or a Distributor, Northern Telecom shall pay to Talarian a license fee based on the Type of NT System as set forth in So1iedule E attached hereto and made a part hereof, provided no additional royalty shall be payable hereunder in the event Northern Telecom, a Manufacturing Licensee or a Distributor furnishes a substitute NT System to an End User previously licensed to use a NT System.

        5.3 No additional fee shall be payable to Talarian under this Agreement for the transfer of a RTworks Runtime Application from one End User to another End User in conjunction with the transfer of a NT System between such End Users provided the first End User does not retain any portion of the RTworks Runtime Application after such transfer and provided the second End User enters into a Sublicense Agreement. Such transfer of a RTworks Runtime Application may result from, for example, a sale of a NT System by the first End User to a second End User or the termination of a lease with a first End User and the execution of a new lease with the second End User for such NT System.

        5.4 No additional fee shall be payable to Talarian under this Agreement for the Updates provided by Northern Telecom, a Manufacturing Licensee or a Distributor to an End User having a NT System. Fees that may be associated with Updates shall be included in the Technical Support fees.

        5.5 Northern Telecom may elect, under conditions such as the discontinuation of the marketing, sales and support of a particular Type of NT System, to have the provision of Technical Support for a Type of NT System and the associated RTworks Development Systems suspended by providing written notice to Talarian and, thereupon, shall have no further obligation to pay Technical Support fees for such Type of NT System or the associated RTworks Development Systems. In the event Northern Telecom elects to have the provision of Technical Support suspended and, at a subsequent date, reverses its decision due to conditions such as the opportunity for new sales of the same Type of NT System in a new market, and elects to have the provision of Technical Support resumed for such a Type of NT System and the associated RTworks Development Systems, then on receiving written notice thereof from Northern Telecom, Talarian shall resume the provision of Technical Support for such Type of NT System and the associated RTworks Development Systems and Northern Telecom shall resume payment of Technical Support fees for such Type of NT System and the associated RTworks Development Systems. In the event Northern Telecom elects to have the provision of Technical Support suspended, then Northern Telecom shall have no right to receive Updates for that Type of NT System or the associated RTworks Development Systems.

        5.6 Northern Telecom shall pay all royalties due to Talarian within forty-five (45) calendar days of the end of the calendar quarter in which a NT System is Distributed by Northern Telecom, a Manufacturing Licensee or a Distributor to an End User. Payments when provided for in this Agreement, when overdue, bear


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               interest at a rate one and a half percent (1.5%) over the
               Canadian Prime Rate as quoted by the Royal Bank of Canada, at Toronto, Ontario, computed on a daily basis.


6.      RTWORKS DEVELOPMENT SYSTEM/AUTHORIZATION STRINGS

        6.1 Northern Telecom shall have the right to order RTworks Development Systems adapted by Talarian to any commercially available computing platform provided that Talarian commercially provides such RTworks Development Systems.

        6.2 The RTworks Development Systems obtained from Talarian hereunder shall contain all permanent authorization strings necessary to enable the RTworks Development Systems to function fully. In respect of the licenses granted under Article 2.1 of this Agreement, Talarian shall provide to Northern Telecom, promptly after the Effective Date, a copy of the license management system Talarian uses in its regular operations in similar situations, so as to allow Northern Telecom to copy and provide RTworks Runtime Applications as part of NT Systems to End Users.


7.      WARRANTY, TECHNICAL SUPPORT AND TRAINING

        7.1 Talarian represents that it has the right to enter into this Agreement. Talarian represents that, to the best of its knowledge, the RTworks Development Systems and RTworks Runtime Applications do not infringe any third party patent, copyright or other intellectual property rights when used in accordance with the Specifications.

        7.2 Talarian warrants that, while this Agreement is in effect, and so long as Northern Telecom pays for Technical Support hereunder, the RTworks Development Systems shall comply, and operate in accordance, with the Specifications. Talarian shall use its diligent efforts to repair or replace RTworks Software Products based on the discrepancies discovered and reported to Talarian by Northern Telecom based on the Specifications. Talarian does not represent that RTworks Software Products are error-free. These are the sole and exclusive remedies of Talarian with respect to this Article 7.2. Talarian makes no other warranties, representations or conditions, express or implied, in fact or in law, including without limitation, the implied warranties on conditions of merchantability and fitness for a particular purpose.

        7.3 Talarian shall provide Northern Telecom with Technical Support for the RTworks Software Products. Notwithstanding anything to the contrary elsewhere in the Agreement, Northern Telecom shall not be obligated to receive Technical Support from Talarian.

        7.4 Talarian shall provide to Northern Telecom a copy of all Updates for all RTworks Software Products obtained from Talarian hereunder promptly upon each such


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               Update becoming commercially available provided that Northern
               Telecom pays the applicable fees for Technical Support in respect of such RTworks Software Products.

        7.5 Talarian shall provide Technical Support to Northern Telecom for the RTworks Software Products provided that Talarian provides technical support for the same software to its general customer base.

        7.6 Conditional upon Northern Telecom's payment for Technical Support, each Party shall designate one (1) senior representative for the purpose of discussing and resolving warranty and Technical Support issues and disputes. Senior representatives of the parties shall meet (face to face or through telephone conferences) on the first week of every other calendar month during the Term or at any other time mutually agreed to by the Parties and discuss, in general, the matters related to Technical Support and issues brought to their attention by their respective organizations. As of the Effective Date, the names of the senior representatives of the Parties are as follows:

               for Northern Telecom:     Glenn Russell
                                         telephone no. (613) 765 4080
                                         facsimile no. (613) 763 7047

               and

               for Talarian:             Tim Young
                                         telephone no. (415) 965 8050
                                         facsimile no. (415) 965 9077.

        7.7 Northern Telecom shall be the sole authority in designating each bug or error in RTworks Runtime Applications and in the RTworks Development Systems, as a Critical Problem, Serious Problem or a Minor Problem.


8.      ANNUAL TECHNICAL SUPPORT FEE

        8.1 For the first year while this Agreement is in effect, Talarian shall provide, free of charge, Technical Support for RTworks Software Products under terms and conditions listed in Schedule
               D. Thereafter within forty-five (45) days of each Effective Date anniversary, Northern Telecom shall pay Talarian a Technical Support fee for RTworks Software Products as set forth in Schedule E.


9.      PAYMENTS

        9.1 All amounts specified herein are in U.S. dollars. All payments shall be made to Talarian in U.S. dollars at the address first set forth above or as changed by Talarian with forty-five (45) days prior written notice. Unless otherwise specified herein, all payments are due within forty-five (45) days of receipt of invoice.


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        9.2    Northern Telecom shall pay any withholding tax required to be withheld from payments made to Talarian pursuant to this Agreement so that Talarian receives the full amounts calculated pursuant to Schedules A and E. Talarian shall claim the withholding taxes paid by Northern Telecom hereunder to the extent such tax is allowable as a credit against U.S. income taxes of Talarian covering the period such withholding taxes were paid by Northern Telecom. Talarian shall reimburse such credits promptly to Northern Telecom. In the event Talarian shall not able to claim and use all such credits, Talarian shall provide Northern Telecom with a written disclosure, signed by an authorized representative of Talarian, indicating such amount it was unable to claim and use. To assist in obtaining such credit, Northern Telecom shall promptly furnish Talarian with such evidence as may be required by U.S. taxing authorities to establish that any such tax has been paid. Subject to the provisions immediately preceding in this paragraph, Northern Telecom shall pay all taxes and duties associated with this Agreement, other than taxes based on Talarian's income.


10.     TERM

        10.1 Unless otherwise terminated as provided herein, upon expiration of the Term, this Agreement shall be renewed automatically for successive one (1) year terms unless either Party requests the termination of the Agreement by providing a written notice of termination to the other Party sixty (60) days prior to expiration of the then-current one year term, such request not to be unreasonably refused, provided that the addition of new Types of NT Systems to the existing Types of NT Systems after the ten
               (10) year term shall be subject to the mutual written agreement of the Parties.


11.     RECORDS AND REPORTS

        11.1 Northern Telecom, its Manufacturing Licensees and Distributors shall keep full, true and accurate records and accounts in accordance with generally accepted accounting practices to show the amount of fees payable to Talarian for a period of three (3) years from the date of Distribution.

        11.2 Talarian shall have the right to appoint an independent auditor (under appropriate non-disclosure conditions) reasonably acceptable to Northern Telecom to conduct an audit of records of Northern Telecom once per year to determine Northern Telecom's compliance with this Agreement. For all Manufacturing Licensees authorized by Northern Telecom to Distribute NT Systems, Northern Telecom, in its sole discretion, shall either.

               (a) retain the right to audit the records of any such Manufacturing Licensee; or

               (b) require that such Manufacturing Licensee shall, at the written request of Talarian to Northern Telecom, permit an independent auditor appointed by


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                      Talarian and reasonably acceptable to Northern Telecom
                      annually to audit such records (under appropriate non-disclosure conditions) provided where any such audit is requested by Talarian, it shall be arranged through Northern Telecom.

        11.3 Talarian shall bear the expenses of all audits unless any such audit reveals that Northern Telecom has understated the cumulative amount of fees that Northern Telecom is obligated to pay to Talarian under this Agreement by an amount more than seven percent (7%) for any twelve (12) month period, in which case, Northern Telecom shall pay all reasonable costs associated with the audit.

        11.4 In the event of an audit, prompt adjustment shall be made by the proper Party to compensate for any errors or omissions disclosed by such audit.

        11.5 Forty-five (45) days after the end of each calendar quarter, Northern Telecom shall provide Talarian with a completed reporting statement


12.     TITLE AND PROTECTION OF SOFTWARE

        12.1 Talarian (or its third party providers) shall retain all right, title, copyright and interest to the RTworks Development Systems and RTworks Runtime Applications.

        12.2 Talarian acknowledges that the licenses granted to Northern Telecom hereunder shall not imply any ownership by Talarian of Northern Telecom's Knowledge Base or Northern Telecom Application Programs.

        12.3 Northern Telecom shall obtain (and shall require its Manufacturing Licensees and Distributors to obtain) signed Sublicense Agreements from each End User prior to the delivery of a NT System to such End User.

        12.4 Northern Telecom shall use reasonable efforts to enforce its Sublicense Agreements and its agreements with Manufacturing Licensees and Distributors. If a Manufacturing Licensee or Distributor shall be in material breach of its manufacturing license agreement or its distributor agreement, respectively, in contravention to the provisions of this Agreement, Talarian may, at any time, notify Northern Telecom in writing of such breach and require Northern Telecom to terminate all rights granted to such entity under the rights granted by Talarian herein by not less than two (2) months written notice to such Manufacturing Licensee or Distributor specifying any such breach, unless within the period of such notice, all breaches specified therein are remedied. Upon such termination, such Manufacturing Licensee or Distributor shall, within thirty (30) days, immediately discontinue use of and return to Northern Telecom or destroy all copies of RTworks Development Systems and RTworks Runtime Applications in its possession other than copies thereof necessary for the Manufacturing Licensee or Distributor to meet reasonable support obligations to existing End Users.


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        12.5   Northern Telecom shall affix to any media containing a copy of all or any portion of the RTworks Development Systems or RTworks Runtime Applications and to each copy or partial copy of RTworks Documentation all copyright, proprietary information notices and restricted rights legends as were affixed to the original media or documents. All NT Systems Distributed to the U.S. Government shall contain the correct "Restricted Rights" legend as defined in DEAR 52.227-7013 (c) (1) (ii) or pertinent subsequent regulation citation.

        12.6 Within a reasonable period of time following the Effective Date of this Agreement, the Parties shall enter into an escrow agreement containing terms and conditions substantially similar to the terms and conditions of the Escrow Agreement attached hereto as Schedule H and made a part hereof.


13.     LIMITATION OF LIABILITY

        13.1 Except for the indemnification provided in the section entitled "Indemnification" below, Talarian's liability for damages under this Agreement in respect of each Type of NT Systems (whether in contract or tort) shall not exceed the amount paid by Northern Telecom to Talarian for the RTworks Development Systems, RTworks Runtime Applications and any technical services including Technical Support in respect of such Type of NT Systems. Neither Party shall be liable for any lost data, lost profits, incidental, consequential or indirect damages of any kind even if a Party has been advised of the possibility of such damages. Notwithstanding the foregoing in this Article 13.1, nothing herein limits Talarian's liability in respect of any claim for bodily injury or tangible property damage caused by the negligent or willful actions of any Talarian employee or employees, provided that such claim shall not include any claims related to the functioning of the RTworks Software Products.


14.     INDEMNIFICATION

        14.1 Talarian shall indemnify and defend Northern Telecom against any claim that the RTworks Development Systems and RTworks Runtime Applications infringes any third party patent, copyright or other intellectual property rights in any country which is a member of the Berne Convention, when used by Northern Telecom, Manufacturing Licensees, Distributors or End Users in accordance with the terms of this Agreement. Northern Telecom shall give Talarian prompt notice of such claim and shall give information, reasonable assistance and authority to defend or settle the claim. Talarian shall have the right, at its option, either to obtain for Northern Telecom the right to continue using the RTworks Development Systems and RTworks Runtime Applications, substitute other software with equivalent functional capabilities or modify the RTworks Development Systems and RTworks Runtime Applications so as to be no longer infringing while retaining equivalent functions.


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        14.2   Notwithstanding the provisions of Article 14.1 above, Talarian shall have no liability to Northern Telecom, its Manufacturing Licensees and Distributors under this Article 14 to the extent that any infringement or claim thereof results from:

               (i) use of RTworks Software Products in combination with equipment, software or documentation not supplied by Talarian where such RTworks Software Products would not themselves be infringing; or

               (ii) components of a NT System which do not derive directly from RTworks Software Products but which are introduced into RTworks Software Products by Northern Telecom or its Manufacturing Licensees, or from compliance with Northern Telecom's designs, specifications or instructions.

15.     DEFAULT

        15.1   Any of the following shall constitute an event of default:

               (a) either Party fails to perform any of its material obligations under this Agreement and such failure remains uncured for sixty (60) days after receipt of written notice thereof; or

               (b) either Party ceases to conduct business, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to its liquidation or insolvency which is not dismissed within thirty (30) calendar days or makes an assignment for the benefit of its creditors.

        15.2 In the event Talarian becomes insolvent or is declared bankrupt and the Agreement is rejected by a trustee in bankruptcy, then if Northern Telecom elects to continue exercising any of the rights granted herein, such trustee shall provide to Northern Telecom all materials Talarian is obligated to provide hereunder to enable Northern Telecom to continue to exercise such rights. Unless and until this Agreement is rejected, the trustee shall perform the Agreement.

        15.3 In the event of a default, the non-defaulting Party, in addition to any other rights available to it under law or equity, may withhold its performance hereunder or may terminate this Agreement and the licenses granted hereunder by written notice to the defaulting Party. Unless otherwise provided in this Agreement, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy.


16.     TERMINATION

        16.1 All sublicenses of RTworks Runtime Applications properly granted by Northern Telecom, Manufacturing Licensees or Distributors to End Users pursuant to this Agreement shall survive termination of this Agreement.

        16.2 Within sixty (60) days of termination, Northern Telecom shall pay to Talarian all sums properly due under this Agreement.

        16.3 Within sixty (60) days of termination, Northern Telecom shall return to Talarian or certify in writing to Talarian that all copies or partial copies of RTworks Development Systems and RTworks Runtime Applications in Northern Telecom's possession or control have been destroyed except that Northern Telecom shall be entitled to retain a necessary number of copies of the RTworks Development Systems for use by Northern Telecom solely to provide technical support for NT Systems to existing End Users.

        16.4 In addition to this section, the sections entitled "License Exclusions", "Royalties", "Title and Protection of Software", "Representations", "Limitation of Liability", and
               "Indemnification", shall survive termination of this Agreement.

17.     GENERAL

        17.1 Any and all notices or other information to be given by one of the Parties to the other shall be deemed sufficiently given when forwarded by prepaid registered or certified first class mail or by facsimile transmission or hand delivery to the other Party at the following address or such other address as either Party shall designate by written notice given to the other Party:

               If to Talarian:

               Talarian Corporation
               444 Castro Street, Suite 140
               Mountain View, California 94041
               United States of America

               Facsimile Number: (415) 965 9077

               Attention: President


               If to Northern Telecom:

               Northern Telecom Limited
               3 Robert Speck Parkway
               Mississauga, Ontario, Canada
               L4Z 3C8

               Facsimile Number: (905) 566 3075

               Attention: Secretary

               with a copy to Vice President, Patents and Licenses and such notices shall be deemed to have been received fifteen
               (15) business days after mailing if forwarded by mail, and the following business day if forwarded by facsimile transmission or hand.

        17.2 No agency, partnership or employment relationship is created between the Parties by this Agreement.

        17.3 Subject to the provisions of Article 4.1, neither Party shall use the name of the other in any advertising or publicity or media releases without the prior written consent of the other.

        17.4 Northern Telecom Limited shall have the right to assign this Agreement, delegate any duty or assign any right hereunder upon the prior written consent of Talarian, such consent not to be unreasonably withheld. Except for Northern Telecom's obligation to pay Talarian, neither Party shall be liable for any failure to perform due to causes beyond its reasonable control.

        17.5 This Agreement shall be governed by the laws of the Province of Ontario. All proceedings shall be conducted in English. Venue for all proceedings shall be Toronto. This Agreement constitutes the entire agreement between the Parties, supersedes all other agreements between the Parties concerning the subject matter herein and may only be modified by a written instrument signed by each Party's authorized signatories.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.



NORTHERN TELECOM LIMITED                     TALARIAN CORPORATION


    /s/ P.T. Erickson                           /s/ Paul A. Larson
---------------------------------------      ----------------------------------------
Authorized Signature                         Authorized Signature


    P.T. Erickson                               Paul A. Larson, Vice President, Sales
---------------------------------------      ----------------------------------------
Vice President, Patents an Licenses                Printed Name and Title


    /s/ D.J. DeGrandis
---------------------------------------
Authorized Signature


    D.J. DeGrandis
---------------------------------------
Secretary

                                   SCHEDULE A
                              APPLICABLE PRICE LIST

                                   SCHEDULE B
                              NT SYSTEMS AND TYPES

SuperNode OPC

        SuperNode OPC's data manager is a UNIX based operations, administration and maintenance (OAM) platform. The data manager provides an open platform for OAM applications. Functions such as surveillance and provisioning shall be a part of the OAM applications. Surveillance will provide a reduced stream of log information to the switch operations systems through real-time log monitoring and analysis, log reduction and log correlation. Provisioning will provide a service view of datafill needed to add, change, or delete services offered on a switch, reducing operations costs as well as the level of knowledge required to perform such provisioning tasks.

DMS Maintenance Advisor

        The primary purpose of the DMS Maintenance Advisor is to significantly reduce the manual tasks involved in maintaining, analyzing and presenting problems from a network of DMS switches. The system provides:
        (i) a problem analyzer using expert system technology, (ii) a configured interface to collect DMS switch information, and (iii) a human-machine graphical interface. The initial release of the DMS Maintenance Advisor shall include capabilities for: (i) real-time DMS maintenance and problem analysis, (ii) using expert system technology in the automation of the detection, analysis and resolution recommendation of DMS switch problems, (iii) reducing work content by organizing and presenting complex analysis tasks in user understandable manner, and (iv) providing proactive maintenance capabilities of multiple DMS switches from a single center.

                                   SCHEDULE C
                              SUBLICENSE AGREEMENT

Sublicense Agreements shall include terms and conditions substantially similar to the following:

1.      restrict use of RTworks Runtime Application to object code form only;

2.      prohibit assignment, time-sharing or rental of RTworks Runtime
        Application;

3. prohibit use of the RTworks Runtime Application for any purpose outside the scope of NT Systems;

4. prohibit causing or permitting the reverse engineering, disassembly or decompilation of RTworks Runtime Application;

5.      prohibit title from passing to the End User;

6. disclaim Talarian's liability for any damages, whether direct, indirect, incidental or consequential arising from the use of the RTworks Runtime Application;

7. require the End User, at the termination of the sublicense, to discontinue use and destroy or return to Northern Telecom, Manufacturing Licensee or Distributor RTworks Runtime Application, its associated documentation and all archival or other copies of RTworks Runtime Application.

                                   SCHEDULE D
                                TECHNICAL SUPPORT

1. Talarian shall provide Northern Telecom with Technical Support with respect to RTworks Software Products. Talarian shall provide written notice to Northern Telecom of the identity of any RTworks Software Product that is being dropped from Talarian's Applicable Price List and the effective date of such change.

2. Technical Support shall include those services described in Sections 2.1 through 2.11 of this Schedule.

        2.1 Technical Support shall be provided so as to maintain compliance of RTworks Software Products with Specifications.

        2.2 Technical Support shall be provided to ensure the continued operation of RTworks Software Products in accordance with Specifications and to ensure they remain free of Critical Problems and/or Serious Problems. The accompanying RTworks Documentation shall remain substantively complete and accurate.

        2.3 Talarian shall provide to Northern Telecom, promptly, upon release by Talarian, a copy of all Updates.

        2.4 Talarian shall provide unlimited telephone support from its US support centre(s) between the hours of 9:00 a.m. and 5:30 p.m. (at Talarian support centre local time zone), Monday to Friday, to technical support contacts designated by Northern Telecom ("Support Contacts") for RTworks Software Products provided that Northern Telecom shall be responsible for providing the first line of technical support.

        2.5 Upon receiving notice from Northern Telecom of a bug or error in RTworks Software Products covered by Technical Support, Talarian shall verbally acknowledge receipt of such notice. A bug report must contain sufficient information, on machine-readable media if possible, for Talarian to reproduce the bug on Talarian premises. Talarian's acknowledgment shall contain a unique number identifying the particular bug or error for tracking purposes. Talarian shall provide Northern Telecom with a status on any bug or error logged for Northern Telecom, provided that Northern Telecom identifies the particular bug or error by the tracking number assigned to it by Talarian. Northern Telecom may make inquiries regarding the status of any bug or error logged for Northern Telecom either orally or in writing. Talarian shall provide Northern Telecom with a response (i) verbally via a Support Contact, or (ii) in writing, by number, describing the closing resolution of the bug or error, including the date that the necessary fix will be released and the nature of any known workaround. Each bug or error logged for Northern Telecom shall remain open until closure notification is received by Northern Telecom.

        2.6 Upon request by Northern Telecom, but no more often than once a month, Talarian shall either provide via an electronic mail system operated by Talarian or print and circulate to Support Contacts for RTworks Software Products a technical bulletin containing generally the following types of information:

               (a) all known bugs or errors in RTworks Software Products and classification of each.

               (b)    any available workarounds.

               (c)    any resolutions and/or fixes.

               (d)    most common error codes.

        2.7 Talarian shall notify Northern Telecom of each new Update a minimum of, in the case of major software changes, ninety (90) calendar days, and in the case of minor bug fixes and enhancements, thirty (30) calendar days prior to the projected release date thereof. The notification from Talarian shall consist of a written document containing a summary of planned changes, to the best of Talarian's knowledge, including enhancements and bug fixes, and the planned schedule for beta test and final release. Each bug or error fixed (which was logged for Northern Telecom) shall be identified by the tracking number, as described in Section 2.5 in this Schedule. At least thirty
               (30) days prior to the projected release date, Talarian shall provide a written document containing all of the information described in this Section 2.7 in this Schedule plus the final schedule and changes. Upon request, Northern Telecom may provide a site as a beta test site for Talarian for Updates and, in exchange, Talarian shall provide beta test versions of the RTworks Software Products.

        2.8 Patches or workarounds, made to fix reliability or specific performance deficiencies not reported by Northern Telecom in RTworks Software Products, may be made by Talarian when required, and, upon request, shall be either delivered to Northern Telecom within fourteen (14) days or made available to Northern Telecom through electronic mail and a published technical bulletin, if requested. Each patch and/or workaround delivered to Northern Telecom pursuant to this Section 2.8 requires a written description of the problem that the patch and/or workaround addresses and the requisite installation procedure.

        2.9 Talarian shall provide support to Northern Telecom's Support Contacts for RTworks Software Products via electronic mail. Northern Telecom shall notify Talarian of any change in the identity of Support Contacts. Talarian's electronic mail system shall be accessible 24 hours per day, 7 days per week, 365 days per year. Talarian shall provide to Northern Telecom the names and electronic addresses of its technical personnel providing Technical Support to Northern Telecom. Such personnel shall have a detailed, working knowledge of RTworks Software Products. Talarian shall make all reasonable efforts to have each problem logged and responded to within eight (8) working hours by a qualified technical expert possessing the ability to discuss the details of such problem.

               Talarian shall issue a call number (tracking number) to each problem reported by Northern Telecom. In the event of a verbal report of a bug or error by Northern Telecom, Northern Telecom shall provide a prompt and detailed report, via the electronic mail system, in a manner that will allow the Talarian to reproduce the bug on Talarian premises.

               Talarian's technical support staff shall interrogate, subject to the provisions of Section 2.4 of this Schedule, the appropriate electronic mail accounts on a regular basis at intervals not to exceed three (3) hours.

        2.10 Talarian shall provide a workaround or resolution for a RTworks Software Product problem, as the case may be, and any associated changes to the accompanying documentation according to the following schedule:

               (a)    Critical Problems

                      - within eight (8) business hours of the first interrogation by Talarian of the appropriate electronic mail accounts.

               (b)    Serious Problems

                      - within five (5) business days of the first interrogation by Talarian of the appropriate electronic mail accounts.

               (c)    Minor Problems

                      - fixed in the next Update or new release of Software, issued by Talarian.

               The Parties acknowledge and understand the potentially idiosyncratic nature of any bug or error in software. While the turnaround times set forth previously in Section 2.10 of this Schedule constitute targeted goals of Technical Support to be provided by Talarian to Northern Telecom, it is understood by the Parties that Talarian shall provide a workaround or resolution for at least ninety-five percent (95%) of the Critical Problems logged during any thirty (30) day period while this Agreement is in effect and for at least ninety-five percent (95%) of the Serious Problems logged in any thirty (30) day period while this Agreement is in effect, and that failure to satisfy the requirements described above shall be grounds for Northern Telecom to pursue its remedies as set forth in this Agreement. Sporadic failures by Talarian to meet or beat above targeted turnaround times do not constitute a default under the Agreement.

        2.11 In the event Northern Telecom requests on-site presence of a Talarian engineer at an End User site to diagnose and resolve a bug or error due to, for example, such bug or error's peculiar nature or, the expectation that such bug or error may not be easily reproducible at Talarian's premises, then Talarian shall make reasonable efforts to have a knowledgeable engineer available at such End User site at the shortest time frame possible provided that Northern Telecom shall re-imburse Talarian for reasonable travel, living and out of pocket expenses related to such travel.

                                   SCHEDULE E
                                  LICENSE FEES

1.      RTworks Development System

Northern Telecom shall pay to Talarian for each copy of the RTworks Development System provided by Talarian or made by Northern Telecom a license fee based on the Applicable Price List and the discount schedule given below. The cumulative amounts of such license fees shall be computed separately for each Type of NT System.

       Cumulative amount of
       license fees paid for RTworks
       Development System
       associated with a particular               Discount from
       Type of NT System ($)                      Applicable Price List (%)
       -----------------------------              -------------------------
                  0  to 100,000                                0
            100,001  to 250,000                               10
            250,001  to 500,000                               15
            500,000  to 1,000,000                             20
          1,000,000  plus                                     25

In the event Northern Telecom makes any advance payment to Talarian in respect of copies of RTworks Development Systems, such amount shall be included in the computation of cumulative amounts given above and any RTworks Development Software ordered by Northern Telecom thereafter shall attract license fees based on the then applicable discount percentage. As an example, in the event Northern Telecom makes an advance payment of $100,001 to Talarian, any RTworks Development System license fee shall be computed using a 10% (and not 0%) discount based on the Applicable Price List and the advance payment shall be reduced by the discounted amount to compute the available credit.

The Parties acknowledge that Northern Telecom Inc. ordered from Talarian, through a purchase order numbered EX 191920 and dated 14 April, 1993, RTworks Development Systems totalling an amount of $33,000 and agree that this amount shall be grand-fathered in respect of RTworks Development Systems for the DMS Maintenance Advisor Type of NT System and included in the cumulative amount given above for such Type of NT System.

2.      RTworks Runtime Application

Northern Telecom shall pay to Talarian for each copy made of the RTworks Runtime Application Distributed by Northern Telecom, a Manufacturing Licensee or a Distributor, a license fee based on the Applicable Price List and the discount schedule given below. The cumulative amounts of such license fees shall be computed separately for each Type of NT System and shall include the cumulative amounts for the RTworks Runtime Application and RTworks Development System associated with such Type of NT System.


       Cumulative amount of
       license fees paid for RTworks
       Runtime Application and RTworks
       Development System associated
       with a particular Type of               Discount from
       NT System ($)                           Applicable Price List (%)
       -------------------------------         -------------------------
                  0  to 150,000                            25
            150,001  to 400,000                            50
            400,001  to 1,000,000                          70
          1,000,000  plus                                  80

In the event Northern Telecom makes any advance payment to Talarian in respect of copies of RTworks Runtime Application, such amount shall be included in the computation of cumulative amounts given above in this Article (2) and any RTworks Runtime Application ordered by Northern Telecom thereafter shall attract license fees based on the then applicable discount percentage. As an example, in the event Northern Telecom makes an advance payment of $150,001 to Talarian, any RTworks Runtime Application license fee shall be computed using a 50% (and not 25%) discount based on the Applicable Price List and the advance payment shall be reduced by the discounted amount to compute the available credit for such Type of NT System.

The Parties acknowledge that Northern Telecom Inc. ordered from Talarian, through a purchase order numbered EX191920 and dated 14 April, 1993, RTworks Runtime Applications totalling an amount of $5,000 and agree that this amount shall be grand-fathered in respect of RTworks Runtime Applications for the DMS Maintenance Advisor Type of NT System and included in the cumulative amount given above for such Type of NT System.

3.      Fees for Technical Support

Northern Telecom shall, subject to the provisions of Article 5.5 and Article 8 of this Agreement, pay to Talarian, at each anniversary of the Effective Date of this Agreement, for Technical Support in respect of RTworks Development Systems, an annual amount equal to 18% of the cumulative license fees paid for (excluding any remaining credits) RTworks Development Systems.

In respect of each Type of NT System, Northern Telecom shall, subject to the provisions of Article 5.5 and Article 8 of this Agreement, pay to Talarian, at each anniversary of the Effective Date of this Agreement, for Technical Support in respect of RTworks Runtime Applications, an annual amount equal to 18% of the cumulative license fees paid for (excluding any remaining credits) RTworks Runtime Applications. In the event the cumulative license fees paid to Talarian in respect of RTworks Development Systems and RTworks Runtime Systems in respect of each Type of NT System (excluding any remaining credits) reaches $400,000, then 9% shall be applied to any amount beyond the $400,000 (and not 18%) in the calculation of the fees for Technical Support.

Notwithstanding the provisions of this Article 3 in this Schedule E, fees for Technical Support in respect of each Type of NT System shall not exceed $180,000 for any period between successive anniversary dates of the Effective Date.

                                   SCHEDULE F
                               TALARIAN TRADEMARKS


Registered Trademarks of Talarian Corporation
---------------------------------------------
        RTworks

        Talarian


Trademarks of Talarian Corporation
----------------------------------
        RTie

        RTdaq

        RThci

        RTdraw

        RTsdb

        RTsdbtool

        RTserver

        RTgen

        RTarchive

        RTplayback

                                   SCHEDULE G
                          TALARIAN TRADEMARK GUIDELINES

Northern Telecom shall use its own general guidelines.

                                   SCHEDULE H
                                ESCROW AGREEMENT


THIS SOFTWARE ESCROW AGREEMENT EFFECTIVE AS OF THE _______________ DAY OF __________________ 19__.

BY AND BETWEEN:         Talarian Corporation;

                        (hereinafter referred to as "TALARIAN");

AND: NORTHERN TELECOM LIMITED, a corporation incorporated under the laws of Canada, with its executive offices at 3 Robert Speck Parkway, Mississauga, Ontario, Canada L4Z 3C8

                        (hereinafter referred to as "Northern Telecom");

AND:                                                            ,
                        -----------------------------------

                        (hereinafter referred to as "Trustee");

WHEREAS:

(a) TALARIAN and Northern Telecom have entered into a Value Added Reseller Agreement (the "VAR Agreement") whereby TALARIAN has granted to Northern Telecom a license or other rights permitting Northern Telecom to use and distribute certain software products described in Appendix "A" hereof (herein referred to as the "Software");

(b) To assure the continued availability of such products, and their continued support, for Northern Telecom in accordance with the VAR Agreement, TALARIAN agrees to establish and maintain in trust the source code and other items applicable to the products as identified in the VAR Agreement ("Escrow Materials");

(c) Trustee is agreeable to store and release such Escrow Materials under the terms of this Agreement; and

(d)   TALARIAN consents to this Agreement.

NOW THEREFORE, in consideration of the premises and the terms and conditions contained herein, TALARIAN, Northern Telecom and Trustee covenant and agree as follows:

1.    PREAMBLE AND DEFINITIONS

1.1 The preamble shall form part of this Agreement as if recited at length herein.

1.2   In this Agreement:

      (a) "Escrow Materials" shall have the meaning assigned to it in the preamble hereto.

2.    DEPOSIT AND SUBSTITUTION

2.1 Within five (5) business days of execution of this Agreement by all the Parties hereto, and upon release to Northern Telecom of any modification to RTworks Development System or RTworks Runtime Application respectively, pursuant to the VAR Agreement, while the VAR Agreement is in force, TALARIAN shall, following the provision to Northern Telecom of the technical assistance contemplated in the VAR Agreement, deposit a copy of the current version of the Escrow Materials with the Trustee with the name of Northern Telecom thereon and identification as to program name and revision number, whereupon the Trustee shall return any prior version in its possession to TALARIAN.

2.2 The Trustee shall be under no obligation to verify upon deposit or subsequently that RTworks Development System so deposited is the basis for the Software subject to the VAR Agreement.

3.    INSPECTION

3.1 In order to verify that TALARIAN has satisfied its obligations hereunder Northern Telecom may at any time call for inspection of Escrow Materials in the manner and subject to the conditions below:

      3.1.1. Northern Telecom shall notify TALARIAN and the Trustee of its request for an inspection in writing not less than (10) business days in advance, and shall appoint a time between 9:00 and 17:00 hours and place for such inspection.

      3.1.2. Trustee shall attend at the appointed time and place and shall thereat produce the sealed container to be inspected.

      3.1.3. TALARIAN shall attend thereat, failing which a determination that TALARIAN has, or has not, satisfied its obligations hereunder, may be made in TALARIAN's absence.

      3.1.4. The contents of the sealed container shall be inspected by TALARIAN, Northern Telecom, and a determination made as to whether they are as purported to be by TALARIAN on the face of the container.

      3.1.5. If the contents are determined to be as purported, then they will be resealed and returned to the Trustee to hold in escrow.

      3.1.6. If the contents are determined not to be as purported, then a copy of RTworks Development System complying with TALARIAN's obligations hereunder shall be made by TALARIAN, and delivered forthwith to Trustee with notice to Northern Telecom.

      3.1.7. The parties shall do all things and produce all materials in their possession or control necessary to comply with the letter and intent of this paragraph.

3.2 Expenses and fees for the first two (2) inspections of Escrow Materials in any calendar year shall be borne by TALARIAN. In the event Northern Telecom requires further inspections of Escrow Materials, then Northern Telecom shall be responsible from such fees and expenses of such additional inspections.

4.    TERM OF AGREEMENT

4.1 This Agreement shall remain in full force and effect until the cancellation or termination of the VAR Agreement, unless terminated earlier in accordance with the terms of this Agreement. Northern Telecom may retain this Agreement in effect following the termination of the VAR Agreement, if not terminated because of breach by Northern Telecom, in the event it pays the Trustee's full charges associated with such continuance and provides prior written notice of such election to TALARIAN.

5.    CHARGES

5.1 TALARIAN shall pay Trustee's charges for services which charges shall not exceed as follows:

      5.1.1 $________ on account of the receipt and handling of the Escrow Materials pursuant to Article 2 herein, payable within thirty (30) days of the effective date of the Agreement;

      5.1.2. $________ on account of receipt of each updated Escrow Materials payable within thirty (30) days of such receipt.

      5.1.3. Upon each anniversary of this Agreement on at least two (2) months' prior written notice to TALARIAN and Northern Telecom, Trustee may increase the charges payable during the next twelve (12) month period. Any increase in such charges shall be limited to the percentage increase in the Consumer Price Index (All Items) as published by Statistics Canada during the period since the last increase or any successor like measurement. In no event however, shall the charges hereunder exceed the published standard list prices for such services generally charged by Trustee.

      5.1.4. In addition to the charges set out in this Agreement, TALARIAN shall pay any applicable taxes, or fees or amounts in lieu of such taxes, paid or payable by the Trustee, and levied or based upon such charges or on this Agreement or services rendered, exclusive however of taxes based on the Trustee's net income.

      5.1.5. Northern Telecom shall pay directly to the Trustee all applicable inspection charges and related taxes.

6.    TITLE TO AND RETENTION OF RTWORKS DEVELOPMENT SYSTEM

6.1 The parties hereby agree that Trustee is hereby appointed to act as depository for Northern Telecom and to receive copy of the Escrow Materials in accordance with the provisions of this Agreement

6.2 Ownership of the copy of the Escrow Materials which is deposited with Trustee will vest in Trustee immediately upon deposit, and will be transferred to Northern Telecom upon release of such copy by the Trustee in accordance with this Agreement and such ownership of the copy shall entitle Northern Telecom to use the Escrow Materials in accordance with this Agreement and the VAR Agreement. Notwithstanding this transfer of ownership in the copy of the Escrow Materials, TALARIAN will at all times retain ownership of the copyright and all other intellectual property rights in the Escrow Materials.

7.    RELEASE OF THE ESCROW MATERIALS TO LICENSEE

7.1 In the event TALARIAN gives notice to Trustee consenting to release of the Escrow Materials to Northern Telecom, or in the event Northern Telecom becomes entitled to access the Escrow Materials for the reasons set out in the VAR Agreement between TALARIAN and Northern Telecom, or in the event that TALARIAN makes a general assignment to the benefit of creditors, is adjudged bankrupt by final judgment, makes any proposal to its creditors under bankruptcy or insolvency legislation or if a custodian, receiver or manager is appointed for all the property of TALARIAN, Trustee shall release all copies of the Escrow Materials in its possession for the benefit of Northern Telecom to Northern Telecom on the thirtieth (30th) day (or the next business day thereafter) after receipt of a written request for release, provided:

      7.1.1. Northern Telecom has delivered to Trustee a written request for the release of the Escrow Materials, accompanied by a Statutory Declaration in a form satisfactory to Trustee from a senior officer of Northern Telecom stating the particulars of the reasons for its request and confirm that copy of such request has been delivered to TALARIAN;

      7.1.2. a copy of the request and Statutory Declaration have been delivered to TALARIAN, and TALARIAN has received at least fifteen (15) days notice prior to the contemplated release of RTworks Development System; and

      7.1.3. no written notice of dispute by TALARIAN has been received by Trustee within fifteen (15) days of receipt of Northern Telecom's notice by Trustee.

7.2 In the event that Trustee received such notice of dispute, Trustee shall not deliver copies of the Escrow Materials to Northern Telecom until directed to do so by a final judgment of a court of competent jurisdiction, and upon receipt and compliance with such directions by Trustee, this Agreement shall terminate.

7.3 Notwithstanding the preceding provisions of this Article 7, in the event Northern Telecom provides a written request to Trustee for the release of the Escrow Materials, accompanied by a Statutory Declaration from a senior officer of Northern Telecom, alleging that one or more of the stipulations in Article __, Escrow of the Value Added Reseller Agreement between Northern Telecom and TALARIAN dated _____________ has been realized, and provides to TALARIAN copy of such request and Statutory Declaration no later than the day on which they are given to Trustee, Trustee shall deliver the Escrow Materials to Northern Telecom forthwith without delay after having verified with TALARIAN by telecopier that TALARIAN has received copy of such request and Statutory Declaration or having made a reasonable effort to do so. Trustee shall notify TALARIAN of such delivery, but shall in no event delay such delivery, pending the giving of notice, or the receipt of any reply from TALARIAN.

      In the event that any of Northern Telecom's operative allegations contained in a notice delivered pursuant to the immediately preceding paragraph is incorrect, Northern Telecom shall pay to TALARIAN an amount not to exceed $10,000 Canadian funds representing TALARIAN's liquidated damages resulting from Northern Telecom's action or an amount equal to the actual damages incurred by TALARIAN as a result of such action, whichever amount is the greater.

7.4 This Agreement shall be terminated upon delivery to Northern Telecom of a copy of the Escrow Materials in accordance with the provisions of this
      Article 7 of this Agreement.

8.    OBLIGATION OF TRUSTEE AND NORTHERN TELECOM UPON TERMINATION

8.1 In case Northern Telecom wishes to terminate the present Agreement, it must give written notice to TALARIAN and Trustee, upon which the Trustee shall remit the Escrow Materials to TALARIAN.

8.2 Upon the expiration or termination of the VAR Agreement, TALARIAN shall give written notice of such termination or expiration to Trustee with copy to Northern Telecom, failing which Northern Telecom may give such notice. Following the expiration of thirty (30) days from the receipt of such notice by Trustee:

      8.2.1 Trustee shall cease to have any obligation to Northern Telecom with regard to the Escrow Materials; and

      8.2.2 Trustee shall return all copies of the Escrow Materials to TALARIAN provided Trustee has not received any written notice of dispute by Northern Telecom within twenty-five (25) days of receipt of notice of expiration or termination of the VAR Agreement by Trustee.

8.3 In the event that Trustee received such notice of dispute, Trustee shall not deliver copies of the Escrow Materials to Northern Telecom until directed to do so by a judgment of a court of competent jurisdiction, and, upon receipt and compliance with such directions by Trustee, this Agreement shall terminate.

9.    INDEMNIFICATION OF TRUSTEE

9.1 Trustee shall not, by reason of its signing this Agreement, assume any responsibility or liability for any transaction between TALARIAN and Northern Telecom other than the performance of its obligations in accordance with this Agreement. Except for a breach of the obligations set out herein, in no event shall Trustee be liable to any Party hereto for indirect, consequential or incidental damages.

9.2 The Party on whose behalf, or pursuant to whose direction the Trustee acts, shall indemnity and hold harmless the Trustee from any and all liability, damages, costs or expenses, including reasonable counsel fees, that shall be sustained or incurred by the Trustee as a result of such actions by the Trustee, except for a breach by the Trustee of its obligations set out herein.

10.   NON-DISCLOSURE BY TRUSTEE

10.1 Trustee recognizes and agrees that the Escrow Materials are valuable proprietary and confidential information of TALARIAN and agrees to hold same in strict confidence and to take all appropriate actions to preserve its confidentiality. Except as expressly provided for in this Agreement, Trustee agrees that it will not use of disclose, divulge or make available the Escrow Materials to any person, association, firm, partnership or corporation either directly or indirectly, in any manner whatsoever.

11.   NON-DISCLOSURE BY NORTHERN TELECOM

11.1 Northern Telecom recognizes and agrees that the Escrow Materials are valuable proprietary and confidential information of TALARIAN. Northern Telecom agrees to hold same in confidence and to preserve its confidentiality in the event that it obtains same from Trustee pursuant to this Agreement. Northern Telecom agrees that, if it obtains the Escrow Materials as provided for in this Agreement, Northern Telecom shall be entitled to use the Escrow Materials solely for the purposes set forth in the VAR Agreement. Northern Telecom further agrees not to disclose the Escrow Materials to any third party except as may be required to enable Northern Telecom to obtain support or manufacturing services or supplies of necessary components, or in accordance with the VAR Agreement. Northern Telecom shall secure from any party to whom such disclosure may be made written covenant that it will not disclose the Escrow Materials or make use thereof for any purposes except performing services or supplying goods to Northern Telecom.

12.   NOTICES

12.1 All notices or other communications to be given by any party shall be in writing and may be given by personal delivery or sent by registered or certified mail and if given by mail, shall be deemed given five (5) days after such is deposited in the mail, during normal postal conditions throughout such period, to the party for which it is intended at the following addresses:

TALARIAN:
                   -----------------------
                   -----------------------
                   -----------------------

Northern Telecom:

                   -----------------------
                   -----------------------
                   -----------------------


Trustee:

                   -----------------------
                   -----------------------
                   -----------------------

until further notice.

13.   CHANGE OF TRUSTEE

13.1 In case the Trustee becomes insolvent or winds up or surrenders to its creditors or is in the process of making arrangement with them, or if a receiver or any such officer if appointed for the administration of the Trustee's assets, or if a bankruptcy is petitioned by or against the Trustee or any action is levied with regard to reorganization or liquidation of the Trustee according to any applicable legislation, then TALARIAN and Northern Telecom shall by common agreement choose another trustee (the "New trustee") to whom the Escrow Materials should be remitted under the same terms and conditions as this Agreement's.

13.2 In such event, upon receipt by the Trustee of a joint written notice from TALARIAN and Northern Telecom, Trustee must remit the Escrow Materials to the New trustee designated in such notice.

13.3 In case the Trustee fails to carry out the stipulations of the previous paragraph, TALARIAN may remit to the New trustee a new copy of the Escrow Materials to be governed by the terms of a new Software Escrow Agreement.

14.   GENERAL

14.1 This Agreement shall not be assigned by any Party hereto without the prior written consent of the other Parties hereto.

14.2 This Agreement shall be governed by the laws in force in the Province of Ontario.

14.3 Should any provision of this Agreement be held illegal by final judgment, the remaining provisions shall continue in full force and effect. In such event, the parties shall use their best efforts to replace the illegal provision by a legal provision having the same commercial effect.

14.4 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and merges all prior agreements and negotiations, and there are no warranties, representations or agreements among the parties in connection with the subject matter hereof except as specifically set forth and referred to herein.

14.5 The Agreement has been drafted in English at the express wish of the Parties.



IN WITNESS WHEREOF, the Parties have executed this Agreement by their officers duly authorized as they so declare as of the date first written above.


TALARIAN CORPORATION                        NORTHERN TELECOM LIMITED


Per:                                        Per:
     -------------------------------            ------------------------------
     Name in Print                              Name in Print


------------------------------------        ----------------------------------
Title                                       Title



"TRUSTEE"


Per:
    --------------------------------
     Name in Print


------------------------------------
Title

APPENDIX "A"

DESCRIPTION OF SOFTWARE



TITLE:
                          ----------------------------

RELEASE NUMBER:
                          ----------------------------

SCHEDULE "B"

ESCROW MATERIALS

                            AMENDING AGREEMENT NO. 1


This is an agreement to amend the Value Added Reseller Agreement effective December 17, 1993 (the "Agreement") between Talarian Corporation, a corporation duly incorporated under the laws of California, with offices at 444 Castro Street, Suite 140, Mountain View, California, 94041, United States of America ("Talarian"), and Northern Telecom Limited, a corporation duly incorporated under the laws of Canada, having its executive offices at 8200 Dixie Road, Brampton, Ontario, Canada L6T 5P6, and its subsidiaries ("Northern Telecom").

WHEREAS the parties desire to amend the Agreement to revise the license fees and fees for Technical Support applicable to the SuperNode Data Manager;

NOW THEREFORE, in consideration of the premises and the mutual obligations herein contained, the parties hereto agree as follows:

1. The definition of "NT System" in Section 1 of the Agreement is amended by replacing the words "Schedule B" in the first line thereof with the words "an NT System Schedule".

2. The following is added immediately following the definition of "NT System" in Section 1 of the Agreement:

               "NT System Schedule" shall mean a schedule substantially in the form of Schedule "B" hereto completed with respect to each NT System subject to this Agreement which provides a brief description of the NT System pertaining thereto and any special terms and conditions applicable in respect of such NT System."

3.    Section 2.3 of the Agreement is amended in its entirety as follows:

               "Northern Telecom may at any time while this Agreement is in effect add a new NT System to this Agreement by completing a new NT System Schedule and providing a copy thereof to Talarian, provided that Northern Telecom shall not specify any additional terms and conditions with respect to such new NT System without Talarian's consent. In the event Northern Telecom requests additional terms and conditions (such specific terms and conditions including but not limited to provisions for royalty, buy-out or a revised fee structure) with respect to such new NT System, the parties shall negotiate in good faith to agree on such specific terms and conditions."

4. In Section 5.2 of the Agreement the words "and the applicable NT System Schedule" are inserted immediately following the words "Schedule E".

5. In the last line of Section 8, the words "and the applicable NT System Schedule" are added immediately following the words "Schedule "E".

6. Schedule B of the Agreement is deleted in its entirety and replaced by the NT System Schedules attached hereto.

7. Within 30 days following execution of this Amending Agreement No. 1, Northern Telecom shall pay Talarian the sum of $12,500 in partial consideration of the inclusion of the NT System Schedule governing the licensing of the NT System known as SuperNode Data Manager.

IN WITNESS WHEREOF the parties hereto have caused this Amending Agreement No. 1 to be executed by their duly authorized representatives which shall be effective as of the date of the last signature below.

NORTHERN TELECOM LIMITED                        TALARIAN CORPORATION


By:      /s/ W.M. Campbell                      By:   /s/ Paul A. Larson
    -------------------------------------          ---------------------------

Name:    W.M. Campbell                          Name:    Paul A. Larson
      -----------------------------------            -------------------------

Title:   Director, DMS OAM Evolution            Title:   President
      -----------------------------------             ------------------------

By:      /s/ Richard A. Brait
   --------------------------------------
Name:    Richard A. Brait
     ------------------------------------
Title:   Asst. General Counsel
      -----------------------------------

                               NT SYSTEM SCHEDULE

IN THE EVENT OF ANY INCONSISTENCIES BETWEEN THE TERMS AND CONDITIONS OF THIS NT SYSTEM SCHEDULE AND THE AGREEMENT, THE PROVISIONS OF THIS NT SYSTEM SCHEDULE SHALL BE CONTROLLING WITH RESPECT TO THE TYPE OF NT SYSTEM PERTAINING HERETO.

NT System:     DMS Maintenance Advisor

The Primary purpose of the DMS Maintenance Advisor is to significantly reduce the manual tasks involved in maintaining, analyzing and presenting problems from a Network of DMS switches. The system provides:

(i)   a problem analyzer using expert system technology;

(ii)  a configured interface to collect DMS switch information; and

(iii) a Human machine graphical interface.

The initial release of the DMS Maintenance Advisor shall include capabilities for:

(i)   real-time DMS maintenance and problem analysis;

(ii) using expert system technology in the automation of the detection, analysis and resolution recommendation of DMS switch problems;

(iii) reducing work content by organizing and presenting complex analysis tasks in user-understandable manner; and

(iv) providing proactive maintenance capabilities of multiple DMS switches from a single center.


Special terms:  none.
--------------

                               NT SYSTEM SCHEDULE

IN THE EVENT OF ANY INCONSISTENCIES BETWEEN THE TERMS AND CONDITIONS OF THIS NT SYSTEM SCHEDULE AND THE AGREEMENT, THE PROVISIONS OF THIS NT SYSTEM SCHEDULE SHALL BE CONTROLLING WITH RESPECT TO THE TYPE OF NT SYSTEM PERTAINING HERETO.

NT System:     Integrated Network Management

Integrated Network Management is a series of applications which provide consolidated operations, administration, management and provisioning (OAM&P) for a variety of Nortel and non-Nortel SONET network elements. The capabilities provided include centralized network surveillance, alarm management, connection provisioning, software Delivery, remote inventory and performance monitoring.

Special terms:  none.
--------------

                               NT SYSTEM SCHEDULE

IN THE EVENT OF ANY INCONSISTENCIES BETWEEN THE TERMS AND CONDITIONS OF THIS NT SYSTEM SCHEDULE AND THE AGREEMENT, THE PROVISIONS OF THIS NT SYSTEM SCHEDULE SHALL BE CONTROLLING WITH RESPECT TO THE TYPE OF NT SYSTEM PERTAINING HERETO.

NT System:     Network Resource Manager

Network Resource Manager is a series of applications which provide consolidated operations, administration, management and provisioning (OAM&P) for a variety of Nortel and non-Nortel SDH network elements. The capabilities provided include centralized network surveillance, alarm management, connection provisioning, software Delivery, remote inventory and performance monitoring.

Special terms:  none.
--------------

                               NT SYSTEM SCHEDULE

IN THE EVENT OF ANY INCONSISTENCIES BETWEEN THE TERMS AND CONDITIONS OF THIS NT SYSTEM SCHEDULE AND THE AGREEMENT, THE PROVISIONS OF THIS NT SYSTEM SCHEDULE SHALL BE CONTROLLING WITH RESPECT TO THE TYPE OF NT SYSTEM PERTAINING HERETO.

NT System: SuperNode Data Manager ("SDM")
---------

SDM is a Unix-based operations, administration and maintenance ("OAM") server within the DMS SuperNode architecture comprised of computing hardware, a UNIX Base Operating System, and Northern Telecom system software and OAM applications. Functions such as surveillance and provisioning form part of the OAM applications.

Special terms:

1.    In this NT System Schedule,

      a) "Northern Telecom Application Program" means a software application developed by Northern Telecom for incorporation into the SDM product using the RTie component and no other components of the RTworks Development System;

      b) "Knowledge Base Upgrade" means software that increases the number of rules contained in the Knowledge Base of a Northern Telecom Application Program;

      c) "RTworks Functionality Upgrade" means an Update to the RTworks Development System which adds new functionality thereto; .

      d) "Delivery" means a sale or lease by Northern Telecom or a Manufacturing Licensee directly or indirectly through a Distributor to an End User.

2. Northern Telecom shall pay Talarian the following fees in respect of each Delivery mentioned below:

      a) For the Delivery of a copy of a Northern Telecom Application Program for incorporation into an SDM:

            i) $500, only if as a result of the installation of that copy, the Knowledge Base thereof employs no more than 120 rules;

            ii) $750, only if as a result of the installation of that copy, the Knowledge Base thereof employs more than 120 and no more than 300 rules;

            iii) $1000, only if as a result of the installation of that copy, the Knowledge Base thereof employs more than 300 rules; or

            iv)   $0 in any other case; and

      b) Subject to paragraph 3 below, for the Delivery of an SDM to a DMS100 NA100 End User without a copy of the Northern Telecom Application Program known as RTie/Exception Reporting:

            i) $500, only if that DMS100 NA100 End User is taking Delivery of that SDM for integration with a DMS SuperNode Switch within which an SDM is not already installed; or

            ii)   $0 in any other case; and

      c) For the Delivery of a copy of a Knowledge Base Upgrade for integration in a Northern Telecom Application Program in respect of which a license fee has been paid pursuant to sub-paragraph 2(a):

            i) $250 only if immediately prior to the installation of that copy, the Knowledge Base component of the Northern Telecom Application Program employs no more than 120 rules and immediately thereafter employs more than 120 rules and no more than 300 rules;

            ii) $500 only if immediately prior to the installation of that copy, the Knowledge Base component of the Northern Telecom Application Program employs no more than 120 rules and, immediately thereafter employs more than 300 rules;

            iii) $250 only if immediately prior to the installation of that copy, the Knowledge Base component of the Northern Telecom Application Program employs more than 120 rules and no more than 300 rules and immediately thereafter employs more than 300 rules; or

            iv)   $0 in any other case; and

      d) For the Delivery of a copy of a Northern Telecom Application Program in respect of which a license fee has been paid pursuant to sub-paragraph 2(a) and which utilizes new functionality derived from an RTworks Functionality Upgrade:

            i) $45.00 only if immediately before the installation of that copy of the Northern Telecom Application Program, the Knowledge Base component thereof employs no more than 120 rules;

            ii) $67.50 only if immediately before the installation of that copy of the Northern Telecom Application Program, the Knowledge Base component thereof employs more than 120 rules and no more than 300 rules;

            iii) $90.00 only if immediately before the installation of that copy of the Northern Telecom Application Program, the Knowledge Base component thereof employs more than 300 rules; or

            iv)   $0 in any other case.

                  provided that the aggregate of all amounts paid under this sub-paragraph 2(d) shall not exceed $20,000 in any calendar year.

3. If, for any reason, Northern Telecom should decide to discontinue the marketing and distribution of the Northern Telecom Application Program known as RTie/Exception Reporting to DMS100 NA100 End Users, sub-paragraph 2(b) shall cease to be of force and effect.

4. Sub-paragraph 2(d) notwithstanding, the payment by Northern Telecom of Technical Support fees under this Agreement entitles Northern Telecom to distribute, without liability for additional fees, copies of Northern Telecom Application Programs within which may be integrated Updates to the RTworks Development System.

5. Provided Talarian agrees to execute a confidentiality and non-disclosure agreement on terms satisfactory to Northern Telecom, Talarian reserves the right to inspect the source code expression of Northern Telecom Application Programs and to inspect those records of Northern Telecom which record the Delivery of copies of Northern Telecom Application Programs and copies of RTworks Functionality Upgrades solely for the purpose of verifying the number of rules employed by Northern Telecom Application Programs.

IN WITNESS WHEREOF the parties hereto consent to aforementioned special terms by causing the execution of this NT System Schedule by their duly authorized representatives.


TALARIAN CORPORATION                          NORTHERN TELECOM LIMITED


By:      /s/ Paul A. Larson                   By:      /s/ W.M. Campbell
    ----------------------------------           -----------------------------


Name:    Paul A. Larson                       Name:    W.M. Campbell
      --------------------------------             ---------------------------


Date:    9/15/97                              Date:    9/29/97
      --------------------------------             ---------------------------


                                              By:      /s/ Richard A. Brait
                                                  ----------------------------

                                              Name:    Richard A. Brait
                                                   ---------------------------

                                              Date:    9/30/97
                                                   ----------------------------